Exhibit 23(1)



                             KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTIONS CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX


September 21, 2001


RE: Valuation Appraisal of City Savings Financial Corporation Michigan City Savings & Loan Association
         Michigan City, Indiana

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion to be filed by Michigan City Savings & Loan Association, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by City Savings Financial Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Application for Conversion form and any amendments thereto and in the notice and Application for Conversion filed by City Savings Financial Corporation.

Very truly yours,

KELLER & COMPANY, INC.


by:  /s/ Michael R. Keller
   -----------------------------------------
     Michael R. Keller
     President